UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) September 30, 2008 (September 25, 2008)

CHINA NUTRIFRUIT GROUP LIMITED
(Exact Name of Registrant as Specified in Its Charter)

Nevada
(State or Other Jurisdiction of Incorporation)

2-93231-NY	87-0395695
(Commission File Number)	(IRS Employer Identification No.)

No. 2 Wenhua Street Dongfeng New Village, Daqing, Heilongjiang 163311, China
(Address of Principal Executive Offices)

(86) 459-4609488
(Registrant's Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On September 25, 2008, China Nutrifruit Group Limited (the “Company”) entered into an amendment (the “Amendment”) to the Securities Purchase Agreement (the “Securities Purchase Agreement”), dated as of August 14, 2008, among the Company and the investors identified in the signature pages thereto. The main changes to the Securities Purchase Agreement are as follows:

  The Outside Date has been extended from the forty-fifth (45th) calendar day following the date of the Securities Purchase Agreement to the sixtieth (60th) calendar day following the date of the Securities Purchase Agreement; and

  The Company is now obligated to file a registration statement covering the resale of shares subscribed by the investors as soon as commercially reasonable, but in any event within sixty (60) days (if such calendar day is a trading day and if not, then the first trading day following such sixtieth (60th) calendar day) of the closing date, instead of forty-five (45) days under the original Securities Purchase Agreement.

The foregoing description does not purport to be a complete statement of the parties’ rights and obligations under the Amendment or a complete explanation of the material terms thereof. The foregoing description is qualified in its entirety by reference to the Amendment attached hereto as Exhibit 10.1.

Item 9.01     Financial Statements And Exhibits.

(c)     Exhibits

Exhibit No.	Description

10.1	Amendment to Securities Purchase Agreement, dated September 25, 2008, among China Nutrifruit Group Limited and the purchasers identified therein.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, in the City of Daqing, China on September 30, 2008.

CHINA NUTRIFRUIT GROUP LIMITED

By:	/s/ Jingling Shi
Jingling Shi
Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

10.1	Amendment to Securities Purchase Agreement, dated September 25, 2008, among China Nutrifruit Group Limited and the purchasers identified therein.